                                                                   EXHIBIT 10.72

                                    SUBLEASE

                  THIS SUBLEASE (this "Sublease") is dated for reference purposes as of December 9, 2002, and is made by and between Iraqi Community Association a California nonprofit corporation ("Sublessee"); and MTI, a Delaware corporation ("Sublessor").

                                    RECITALS

                  This Sublease is made with reference to the following facts:

                  A. Westport Joint Venture, a California joint venture, as landlord (the landlord under the Master Lease is herein called the "Master Lessor"), and MTI, Inc., a California corporation, as tenant, entered into that certain Lease Agreement, dated as of June 15, 2001 (the "Master Lease") with respect to a portion of that certain one story office building located at 474 Potrero Drive, Sunnyvale California. A true, correct and complete copy of the Master Lease is attached hereto as Exhibit "A" and incorporated by reference herein. Sublessor is currently the original tenant under the Master Lease.

                  B. Pursuant to the Master Lease, the Premises leased thereunder encompasses approximately 3450 square feet (a portion of the entire facility at 474 Potrero Avenue, Sunnyvale, which consists of approximately 22,000+/- square feet.

                  C. Sublessee wishes to sublease the Premises. Sublessor wishes to sublease the Premises to Sublessee on the terms and conditions contained herein.

                  Accordingly, in consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Premises: Subject to the condition precedent contained in Section 10, below, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor the Premises on the terms and conditions contained herein. All capitalized terms in this Sublease shall have the meaning ascribed to them in the Master Lease unless otherwise defined herein.

                  2.       Term:

                           2.1      Term: The term (the "Term") of this Sublease
shall be for a period commencing on January 16, 2003, and Sublessor has delivered possession of the Premises to Sublessee (the "Commencement Date"). The Term shall end, without notice, on January 15, 2005 (the "Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms or unless the Master Lease is sooner terminated pursuant to its terms. If for any reason the Commencement Date has not occurred on or before January 16, 2003, then this Sublease shall automatically be void and of no force or effect. On any such termination, neither Sublessor nor


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Sublessee shall have any rights against or obligations to the other, provided that Sublessor shall return to Sublessee any monies previously paid by Sublessee to Sublessor hereunder.

                           2.2      No Option to Extend: Sublessee hereby
acknowledges that: (i) the expiration date of the Master Lease is June 14,2006,
(ii) Sublessor has no option whatsoever to extend the Term of the Master Lease, and (iii) Sublessee must vacate the Premises fully and completely on or before January 15, 2005.

                  3.       Rent:

                           3.1      Base Rent: Sublessee shall pay to Sublessor
the rent ("Base Rent") for the Premises in the following amounts:

                  Months          Amount
                  ------        ----------
                  1-24          $(3,300.00)

Sublessor and Sublessee agree that for all purposes under this Sublease, the Premises contains approximately Three Thousand Four Hundred Fifty (3,450) square feet of rentable area. Base Rent shall be paid in advance prior to occupancy.

                           3.2      Additional Rent: This Sublease is a Gross
lease and it is the intent of the parties hereto that Sublessee shall have no costs, expenses or payments whatsoever in connection with the Premises or the Master Lease, and that all such costs, expenses and payments shall be the responsibility of Sublessor including utilities. Sublessee shall be responsible for Janitorial.

                  4.       Master Lease:

                           4.1      Incorporation of Master Lease: The terms,
conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms of the Master Lease, except as modified in this Section 4, or as otherwise set forth in this Sublease, and except that:
(a) wherever in the Master Lease the word "Tenant" appears, for the purposes of this Sublease, the word "Sublessee" shall be substituted; (b) wherever in the Master Lease the word "Lease" appears, for the purposes of this Sublease, the word "Sublease" shall be substituted; and (c) wherever in the Master Lease the word "Landlord" appears, for the purposes of this Sublease, the word "Sublessor" shall be substituted. Sublessee hereby acknowledges and agrees that this Sublease is subordinate and subject to the Master Lease, and that any termination of the Master Lease shall likewise terminate this Sublease.

                                    Termination of Master Lease: If Master
Lessor and Sublessor jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease given 30 days written notice. In


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the event of the Master Lease termination, Sublessee shall be compensated by
Sublessor the unused portion of prepaid rental.

                           4.2      Time Allowances; Consents: With respect to
any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have the same number of days to perform the obligation, including, without limitation, curing any defaults.

                           4.3      Use: Sublessee may use the Premises for
those uses permitted under the Master Lease, for social work and educational services and in no event for any use prohibited or restricted by law. Sublessee shall not commit or permit to be committed on the Premises any act or omissions which shall violate any term or condition of this Sublease agreement.

                  5.       Right to Cure Defaults:

                           5.1      Sublessee's Rights: If Sublessor fails to
perform any act on its par to be performed by Sublessor hereunder, then Sublessee may, but shall not be obligated to, after thirty (30) days after the date of Sublessee's written notice to Sublessor identifying the failure, and after the passage of any notice and cure periods, and subject to the terms of the Master Lease, perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be payable promptly by Sublessor to Sublessee, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.

                  6. Deposit: Sublessee shall pay Sublessor a security deposit in the amount of $3,300.00 upon execution of this Sublease agreement.

                  7. Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers other than Vandermade. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

                  8. Authority to Execute: Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

                  9.       Intentionally Deleted.

                  10.      Intentionally Deleted

                  11.      As-Is:

                           11.1     No Warranties: Sublessor has made no
representations or warranties of any kind, whether express or implied, as to the condition of the Premises, the Building, the Complex or any other property, or the suitability of the Premises for Sublessee's activities. Sublessee acknowledges that prior to signing this Sublease, it has had the opportunity


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to inspect and research the Building and the Premises, and to contact the Master
Lessor in order to independently satisfy itself as to the condition of same, including without limitation, the presence or absence of Hazardous Materials. Sublessee enters and agrees to use the Premises at its own risk, "as is", and subject to any defects (whether patent or latent, known or unknown). Sublessee waives and disclaims all warranties with respect to the Premises and the Building and the Complex, whether express or implied, and assumes the risk that its inspections and inquiry of the Master Lessor did not reveal adverse or unexpected conditions.

                  12. Sublease and Assignment: Pursuant to the restrictions of the Master Lease, Sublessee may not sublease or assign all or any portion of this Sublease. Any such Sublease or assignment shall be null, void and of no force or effect. Sublessor and Sublessee acknowledge that this prohibition on subleasing and assignment is required specifically by Master Lessor. Sublessor and Sublessee recognize the difficulties that such a prohibition by Master Lessor could cause if Sublessee desires to consolidate or merge. Therefore, if: there shall occur (1) any assignment, merger or consolidation or other reorganization of or affecting Sublessee and if Sublessee is not the surviving corporation; or (2) any involuntary assignment or sublease by reason of corporate reorganization, assignment, merger, consolidation, or for any other reason, then unless Master Lessor's and Sublessor's advance written consents are obtained (which consents may be withheld at their sole discretions), then this Sublease shall terminate on the occurrence of any of the foregoing events.

                  13. Furniture: The Premises shall be delivered to Sublessee with the assets listed on Exhibit "B" attached hereto. During the Sublease Term, none of the assets listed on Exhibit "B" may be removed by Sublessee from the Premises at any time and at the end of the term said assets shall be delivered by Sublessee to Sublessor in the condition in which they were delivered to Sublessee, reasonable wear and tear excepted.

                  14.      Surrender: Notwithstanding the incorporation of
Section 8 of the Master Lease, on expiration of the Term of this Sublease, or on any other termination of this Sublease, Sublessee shall not be required to remove any tenant improvements in or alterations to the Premises that were installed in the Premises prior to the Commencement Date.

                  15. Termination Payment. If Master Lessor and Sublessor jointly and voluntarily elect to terminate the Master Lease and this Sublease as described in Section 4.2, above, then as of the termination, then Sublessor shall pay to Sublessee a termination payment equal to the unused rental as of the date of termination. If the Master Lease is terminated by reason of Sublessor's breach thereof, and if such breach is in no way related to or connected with a breach of this Sublease by Sublessee, and if after Master Lease termination the Master Lessor requires Sublessee to continue its tenancy under this Sublease at the Basic Rent paid by Sublessor under the Master Lease, then Sublessor shall pay to Master Lessor on a monthly basis, as and when due, the difference between the Basic Rent under the Master Lease and the Base Rent under this Sublease for the remaining term of this Sublease (or if earlier, its termination for any reason).


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                  16.      Miscellaneous:

                           16.1     Entire Sublease; Amendment: This Sublease
(which includes all exhibits hereto) embodies the entire Sublease and understanding between the parties relating to the subject matter hereof, and all prior negotiations, agreements and understandings, oral or written, are hereby revoked, cancelled and rescinded and are all merged herein and superseded hereby. Any amendment to this Sublease, including, without limitation, any oral modification supported by new consideration, must be reduced to writing and signed by both parties in order to be effective.

                           16.2     Counterparts; Waiver: This Sublease may be
executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any waiver of the performance of any covenant, condition or promise by either party, in order to be effective, must be in a writing signed by the party who has allegedly waived the covenant, condition or promise in question.

                           16.3     Severability: Should any part, term or
provision of this Sublease or any document required herein to be executed or delivered be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

                           16.4     Interpretation: The neuter gender includes
the feminine and masculine, and vice-versa, and the singular number includes the plural. The word "person" includes, in addition to any natural person, a corporation, partnership, firm, trust, association, governmental body or other entity. Whether expressly stated or not in this Sublease, any indemnification, release, waiver, hold harmless, covenant to protect or covenant to defend made in this Sublease by one party in favor of the other party shall benefit not only such other party but each and all of its officers, directors, agents, employees, successors and assigns. The captions of the sections of this Sublease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, or aid in the interpretation, construction or meaning of the provisions of this Sublease.

                           16.5     Attorneys' Fees: In the event that any suit
in law or equity, arbitration or other formal proceeding is instituted by either party to enforce or interpret any part of this Sublease, or to recover damages for breach thereof, the prevailing party shall be entitled to recover costs of suit incurred therein, and to also recover as an element of such costs (or as damages, only if not allowed as costs), a reasonable attorney fee to be fixed by the presiding tribunal. A party not entitled to recover costs shall not recover attorney fees. No sum of attorney fees shall be included in any computation of the amount of judgment or award for purposes of determining whether a party is entitled to recover costs of attorney fees.

                           16.6     Construction: The parties hereto agree that
each party and its counsel or advisor have reviewed and revised this Sublease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Sublease or any amendments or exhibits hereto.


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                           16.7     Notice: Any notice, demand, request,
consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and served personally, sent by certified first-class mail, return receipt requested or sent by a commercial overnight courier service (e.g. FedEx). Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth below:

                           If to Sublessee:

                                   Prior to Commencement Date:

                                   Iraqi Community Association
                                   447 Sutter Street, Suite 412
                                   San Francisco, CA 94108
                                   Attn: Imad Jonaby

                                   After Commencement Date:

                                   Iraqi Community Association
                                   474 Potrero Avenue
                                   Sunnyvale, CA 94086
                                   Attn: Imad Jonaby

                                   If to Sublessor:

                                   MTI Corporation
                                   4905 E. La Palma Avenue
                                   Anaheim, CA 92807

Either party may change its address by notifying the other party of the change of address. Notices shall be effective when received or refused, as evidenced by return receipt or courier's receipt slip.

                           16.8     Limitation of Liability: No personal
liability or personal responsibility is assumed by, or shall at any time be asserted or enforceable against, Sublessor's or Sublessee's respective directors, officers, employees, consultants or advisors on account of this Sublease or on account of any covenant, undertaking or agreement of Sublessor or Sublessee contained in this Sublease.

                           16.9     Sublessor's Covenants: Notwithstanding
anything to the contrary in this Sublease, so long as Sublessee is not in default under this Sublease, Sublessor shall: (1) not modify, amend or waive any provisions thereof or make any election, exercise any option, right or remedy, or grant any consent or approval thereunder which would affect Sublessee's interests under this Sublease without, in each instance, Sublessee's prior written consent; and


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(2) pay the rent due and perform all of Sublessor's obligations under the Master
Lease, except to the extent that Sublessee is obligated to perform such obligations under this Sublease. Sublessor shall (a) upon Sublessee's written request, notify Master Lessor of its nonperformance under the Master Lease and request that Master Lessor perform its obligations under the Master Lease.

                           16.10    Sublessor's Representations and Warranties:
Sublessor represents and warrants that to the best of its actual knowledge as of Sublessor's signing of this Sublease: (i) the Master Lease is in full force and effect, and that it has received no written notice that there exists under the Master Lease any default or event of default by either Master Lessor or Sublessor or that there has occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default; and (ii) it has received no written notice of any pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor, Master Lessor or third parties which could, in the aggregate, adversely affect the Premises or any part thereof or the ability of Master Lessor or Sublessor to perform their respective obligations under the Master Lease or of Sublessor to perform its obligations under the Sublease and (iii) in all material respects, a true correct and complete copy of the Master Lease is attached hereto as Exhibit A. As used in this Section 17.10, Sublessor's "actual knowledge" shall mean the conscious knowledge of Frank Pedraza, in-house real estate counsel for Sublessor, with no duty to investigate.

                  IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.



SUBLESSEE:                             Iraqi Community Association., a
                                       California corporation



                                       By: /s/ Imad Jonaby
                                          --------------------------------------
                                            Imad Jonaby
                                       Its: Executive Director



                                       By: /s/ Ahmed Alali
                                          --------------------------------------
                                            Ahmed Alali
                                       Its: Treasurer



SUBLESSOR:                             MTI, a Delaware corporation



                                       By: /s/ Mark A. Franza
                                          --------------------------------------
                                            Mark A. Franza
                                       Its: Chief Financial Officer


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                              ADDENDUM TO SUBLEASE

         This addendum to the sublease dated 12/23/02 made by and between Iraqi Community Association a California corporation, hereinafter referred to as the ("Sublessee") and MT1 Technologies, Corporation, a Delaware Corporation hereinafter referred to as the ("Sublessor").

                                    Whereas:

         3.       Rent

         The rent is due on or before the 01/16 day of each month. A six percent (6%) Late payment penalty will be charged for any rental payment that is not received within five (5) working days from the date the rent is due. This includes any additional amounts that may become due under 3.2 of this agreement.

         3.2      Additional Rent:

         The Sublease is a Gross lease with the additional exception. Sublessee shall be responsible for it's prorated share of the utility cost for electricity over the allowed building usage of $4,133 per month. Any usage above this base amount will be charged on a quarterly basis to the Sublessee in the amount equal to 15 percent of the total billings above the base amount charged to the Sublessor by the utility company.

         Sublessee shall have the right on any twelve month basis to audit at it's own expense the utility costs for electricity for the entire building and it's prorated share should Sublessee so choose to do so. Sublessor agrees to make these records available upon the Sublessee's written request within fifteen
(15) working days at it's offices in Anaheim or wherever the home office of the corporation may be at the time the demand for records is made.

         IN WITNESS WHEREOF, the parties have executed this addition to the original Sublease and it has become a part thereof as of the day and year first above written.



SUBLESSEE:




                                       By: /s/ Imad A. Jonaby
                                          --------------------------------------
                                       Its: Executive Director



SUBLESSOR:                             MTI Technologies, Corporation



                                       By: /s/ Mark A. Franzen
                                          --------------------------------------
                                       Its: Chief Financial Officer

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                                  [FLOOR PLAN]